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                                  EXHIBIT 99.1


             CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
                PROVISIONS OF THE PRIVATE SECURITIES LITIGATION
                               REFORM ACT OF 1995


     La Quinta Inns, Inc. (the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this Form 8-K in order to do so. Many of the following important factors discussed below have been discussed in the Company's prior filings with the Securities and Exchange Commission.

     The Company wishes to caution readers that the following important factors, among others, could in the future cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

COMPETITION

     The profitability of inns operated by the Company is subject to general economic conditions, competition, the desirability of particular locations, the relationship between supply of and demand for hotel rooms and other factors. The Company generally operates inns in markets that contain numerous competitors, and the continued success of its inns will be dependent, in large part, upon those facilities' ability to compete in such areas as reasonableness of room rates, quality of accommodations, service level and convenience of locations. There can be no assurance that demographic, geographic or other changes in markets will not adversely affect the convenience or desirability of the locations of the Company's inns. Furthermore, there can be no assurance that, in the markets in which the Company's inns operate, competing hotels will not provide greater competition for guests than currently exists, and that new hotels will not enter such markets.


SEASONALITY

     The lodging industry is seasonal in nature. Generally, the Company's inn revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in the revenue, profit margins and net earnings of the Company.


SUPPLY AND DEMAND

     In prior years, construction of lodging facilities in the United States resulted in an excess supply of available rooms, and the oversupply had an adverse effect on occupancy levels and room rates in the industry. Although the outlook for the industry has improved in recent years, the lodging industry may be adversely affected in the future by (i) a future oversupply of available rooms, (ii) national and regional economic conditions, (iii) changes in travel patterns, (iv) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures and costs, and (v) the availability of credit.


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EMPLOYMENT AND OTHER GOVERNMENTAL REGULATION

     The Company's business is subject to extensive federal, state and local regulatory requirements, including building and zoning requirements, all of which can prevent, delay, make uneconomic or significantly increase the cost of developing additional lodging facilities. In addition, the Company is subject to laws governing its relationship with employees, including minimum wage requirements, overtime pay, working conditions, work permit requirements and discrimination claims. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees, could adversely affect the Company. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While the Company believes that its inns are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. These and other initiatives could adversely affect the Company as well as the lodging industry in general.

ENVIRONMENTAL REGULATION

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Certain environmental laws and common law principles could be used to impose liability for release of asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to released ACMs. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. In connection with the ownership or operation of its inns, the Company may be potentially liable for any such costs. No assurance can be given that a material environmental claim will not be asserted against the Company. The cost of defending against claims of liability or of remediating a contaminated property could have a material adverse effect on the results of operations of the Company.

EMPLOYEES

     The Company's future success will depend, in part, on its continuing ability to attract, retain and motivate highly qualified personnel, who are in great demand.

LEGAL PROCEEDINGS

     The Company is, and is likely in the future to be, subject to certain types of litigation, including negligence and other tort claims. The costs and effects of such legal and administrative cases and proceedings (whether civil or criminal), settlements and investigations are indeterminate. There can be no assurance that such costs and effects would not be material to the Company's operations.

LODGING INDUSTRY OPERATING RISKS

     The Company is subject to all operating risks common to the lodging industry. These risks include, among other things, (i) competition for guests from other hotels, a number of which may


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have greater marketing and financial resources than the Company, (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future by increased room rates, (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal, (iv) increases in energy costs and other expenses of travel, which may deter travelers, and (v) adverse effects of general and local economic conditions. The Company is also subject to the risk that in connection with the acquisition of inns, it may not be possible to transfer certain operating licenses or to obtain new licenses in a timely manner in the event such licenses cannot be transferred. The failure to obtain these licenses could adversely affect the Company's operations.

CONSTRUCTION

     The Company may from time to time experience shortages of materials or qualified tradespeople or volatile increases in the cost of certain construction materials, resulting in longer than normal construction and remodeling periods, loss of revenue and increased costs. The Company relies heavily on local contractors, who may be inadequately capitalized or understaffed. The inability or failure of one or more local contractors to perform may result in construction or remodeling delays, increased cost and loss of revenue.

CAPITAL REQUIREMENTS AND AVAILABILITY OF FINANCING

     The Company's business is capital intensive, and it will have significant capital requirements in the future. The Company's leverage could affect its ability to obtain financing in the future or to undertake refinancings on terms and subject to conditions deemed acceptable by the Company. In the event that the Company's cash flow and working capital are not sufficient to fund the Company's expenditures or to service its indebtedness, it would be required to raise additional funds through the sale of additional equity securities, the refinancing of all or part of its indebtedness, the incurrence of additional permitted indebtedness or the sale of assets. There can be no assurance that any of these sources of funds would be available in amounts sufficient for the Company to meet its obligations. Moreover, even if the Company were able to meet its obligations, its leveraged capital structure could significantly limit its ability to finance its expansion program and other capital expenditures, to compete effectively or to operate successfully under adverse economic conditions. Additionally, financial and operating restrictions contained in the Company's existing indebtedness may limit the Company's ability to secure additional financing, and may prevent the Company from engaging in transactions that might otherwise be beneficial to the Company and to holders of the Company's common stock. The Company's ability to satisfy its obligations will also be dependent upon its future performance, which is subject to prevailing economic conditions and financial, business and other factors beyond the Company's control.

GENERAL REAL ESTATE INVESTMENT RISKS

     The Company's ownership of real property, including inns, is substantial. The Company's investments are subject to varying degrees of risk generally incident to the ownership of real property. Real estate values and income from the Company's inns may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules


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and fiscal policies, civil unrest, acts of God, including earthquakes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws and other factors which are beyond the control of the Company.

VALUE AND ILLIQUIDITY OF REAL ESTATE

     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions is limited. If the Company must sell an investment, there can be no assurance that the Company will be able to dispose of it in the time period it desires or that the sales price of any investment will recoup or exceed the amount of the Company's investment.

PROPERTY TAXES

     Each of the Company's inns is subject to real property taxes. The real property taxes on the Company's inns may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's operations could be adversely affected.

RENOVATION PROGRAM

     Hotels in general, including the Company's inns, have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement or refurbishment of furniture, fixtures and equipment. The Company is in the process of renovating and upgrading guest rooms through its Gold Medal-TM- rooms program. This program is designed to strengthen the Company's ability to gain market share and pricing advantage relative to its competitors through decor and service enhancements. There can be no assurance that the program will be successful in generating revenues commensurate with the significant costs required for such enhancements. Additionally, implementation of the program results in a significant disruption of business as 20-30 rooms are taken out of available supply at an inn on any given night during the construction period. Construction activities at each inn are essentially completed in ten to twelve weeks. This disruption of business may continue for an indeterminate period of time after completion of the program at an inn.

RISKS OF EXPANSION STRATEGY

     The Company intends to pursue a strategy of growth through both the construction of new lodging facilities and the opportunistic acquisition of existing lodging facilities. There can be no assurance that the Company will find suitable sites for construction or suitable properties for acquisition or that these sites and properties will not be acquired by competitors of the
Company.   The Company incurs certain costs in connection with the acquisition of new properties and may be required to provide significant capital expenditures for conversions and upgrades when acquiring a property operating as other than a La Quinta-Registered Trademark--brand property. There can be no assurance that any of the properties the Company may construct or acquire will be profitable following such construction or acquisition. The construction or acquisition of a property that is not profitable, or the acquisition of a property that results in significant unanticipated conversion costs, could adversely affect the Company's profitability. The Company may in the future require additional financing in order to continue to make acquisitions. There is no assurance that such additional financing, if any, will be available to the Company on acceptable terms.


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INVESTMENT IN SINGLE INDUSTRY

     The Company is subject to risks inherent in investments in a single industry. The effects on the Company's revenues resulting from a downturn in the lodging industry would be more pronounced than if the Company had diversified its investments outside of the hotel industry.

POSSIBLE VOLATILITY OF COMMON STOCK PRICE

     The trading price of the Company's common stock may be influenced by the performance of, and investor expectations for, the Company, the trading volume of the Company's common stock and general economic and market conditions. Accordingly, there can be no assurance as to the price at which the Company's common stock will trade in the future.


     Additional information on factors which could affect the Company's financial results may be included in subsequent reports filed with the Securities and Exchange Commission.


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